UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Hill-Rom Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Hill-Rom Holdings, Inc.
180 North Stetson Avenue
Two Prudential Plaza, Suite 4100
Chicago, Illinois 60601

SUPPLEMENT TO THE PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 14, 2017

The following information supplements and amends the proxy statement dated January 27, 2017 (the “Proxy Statement”) of Hill-Rom Holdings, Inc. (“Hill-Rom,” “we,” “us” or “our”) furnished to shareholders of Hill-Rom in connection with the solicitation of proxies by the Board of Directors of Hill-Rom (the “Board”) for the 2017 Annual Meeting of Shareholders and for any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting is scheduled to be held on Tuesday, March 14, 2017, at 10:00 a.m. Central Time, at 180 North Stetson Avenue, Two Prudential Plaza, Suite 1630, Chicago, Illinois 60601. This supplement to the Proxy Statement (this “Supplement”) is being filed with the Securities and Exchange Commission on February 24, 2017. Capitalized terms used in this Supplement and not otherwise defined have the meaning given to such terms in the Proxy Statement.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Only shareholders of record on the close of business on January 9, 2017 are entitled to receive notice of and to vote at the Annual Meeting.

Explanatory Note:

The purpose of this Supplement is to correct information in one of the tables contained in the Proxy Statement, as originally filed. The incorrect portions of the table appeared under the caption “Benefits Payable Upon Termination Under Employment Agreements” on page 45 of the Proxy Statement.  Certain amounts payable shown in the table were incorrect due to typographical errors. The corrected portion of the table and the revised footnotes thereto are set forth below. In addition, the table’s column heading “Accelerated Vesting of Stock Option and RSU Awards” as shown in the Proxy Statement, as originally filed, inadvertently omitted a reference to certain awards. This column heading has been revised to read “Accelerated Vesting of Stock Option, RSU and PSU Awards,” as shown below. Other than the revisions referred to in this Explanatory Note, the Proxy Statement remains unchanged.

Benefits Payable Upon Termination Under Employment Agreements

The following table sets forth estimates of the amounts payable to the NEO listed below upon specified termination events, based upon a hypothetical termination date of September 30, 2016.

Event	Salary & Other Cash Payments	Accelerated Vesting of Stock Option, RSU and PSU Awards(2)	Continuance of Health & Welfare Benefits(3)	Limited Outplacement Assistance	Total
John Greisch
Permanent Disability(1)	$2,471,987	17,797,907	22,862	-	$20,292,756
Death	$1,739,985	17,797,907	22,862	-	$19,560,754
Termination Without Cause	$3,299,985	12,587,177	22,862	10,000	$15,920,024
Resignation With Good Reason	$3,299,985	12,587,177	22,862	10,000	$15,920,024
Termination for Cause	$83,192	-	-	-	$83,192
Resignation Without Good Reason	$1,239,985	12,587,177	-	-	$13,827,162
Retirement	$1,239,985	12,587,177	-	-	$13,827,162

(1)
Benefits provided under our disability plans are based on various circumstances including the NEO meeting certain eligibility requirements. Our disability plans are fully insured; therefore, claim payments are reviewed and processed by our third party insurance carrier.  The following assumptions were used to determine the salary and other cash payment amount for permanent disability: normal retirement age is based on the Social Security Normal Retirement Age Table, short-term disability benefits are based on salary continuation for 26 weeks; long-term disability benefits are based on the lesser of 60% of the NEO's monthly earnings or $15,000 per month; and a 3.7% discount rate.

(2)
The amounts indicated represent the intrinsic value of all unvested non-qualified stock options that would have become immediately vested and exercisable upon the events listed above or the market value of all unvested RSUs and PSUs that would have vested immediately and been distributed upon the events listed above.  The amounts were calculated based on the closing stock price of $61.98 on September 30, 2016.

(3)
Amounts represent the dollar value of the incremental cost to Hill-Rom by providing continuing health and life insurance coverage based on the individual’s selected coverage in effect immediately before the hypothetical termination.

Voting Information:

IF YOU HAVE ALREADY VOTED AND DO NOT WISH TO CHANGE YOUR VOTE, YOU DO NOT NEED TO DO ANYTHING.  YOUR VOTE WILL BE TABULATED AS YOU INSTRUCTED AT THE ANNUAL MEETING.

You may vote by any of the following methods:

•
By Telephone or Internet — You may submit your proxy vote by following the instructions provided in the Notice Regarding the Availability of Proxy Materials, or by following the instructions provided with your proxy materials and on your proxy card or voting instruction form.

•
By Mail — You may submit your proxy vote by mail by signing a proxy card and mailing it in the enclosed envelope provided with your proxy materials if your shares are registered directly in your name or, for shares held beneficially in street name, by following the voting instructions provided by your broker, trustee or nominee.

•	In Person at the Annual Meeting — You may vote in person at the Annual Meeting or may be represented by another person at the Annual Meeting by executing a proxy designating that person.

Changing a Vote:

If you are a shareholder of record, you may revoke your proxy at any time before the voting polls are closed at the Annual Meeting by the following methods:

•	Voting at a later time by telephone or internet (up to 11:59 p.m. Eastern Time on the day before the Annual Meeting);

•	Writing our Corporate Secretary at Hill-Rom Holdings, Inc., 180 North Stetson Avenue, Two Prudential Plaza, Suite 4100, Chicago, Illinois, 60601; or

•	Giving notice of revocation to the Inspector of Election at the Annual Meeting.

If you are a street name shareholder and you have voted by proxy, you may revoke your proxy by informing the holder of record in accordance with that entity’s procedures.